Exhibit 99.1

Inspire Medical Systems, Inc. Announces Second Quarter 2020 Financial Results
and Updates 2020 Outlook

MINNEAPOLIS, Minnesota - August 4, 2020 - Inspire Medical Systems, Inc. (NYSE: INSP) ("Inspire"), a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea, today reported financial results for the quarter ended June 30, 2020.

Recent Business Highlights
•Generated revenue of $12.2 million in the second quarter of 2020, a 32% decrease over the same quarter last year
•Activated 16 new U.S. medical centers in the second quarter of 2020
•Created nine new territories in the second quarter of 2020, bringing the total to 91 U.S. territories
•Announced that all seven Medicare Administrative Contractors' ("MACs") final Local Coverage Determinations ("LCDs") became effective in the first half of 2020
•Appointed medical technology industry veteran, Phil Ebeling as Inspire's Chief Operating Officer
•Introduced digital health tools with the launch of new Inspire Sleep app
•Completed an underwritten public offering in April 2020, raising $124.7 million of net proceeds

“Inspire remains focused on supporting physicians and patients during the COVID-19 pandemic, and we are encouraged by the steady recovery of procedures throughout May and June,” said Tim Herbert, President and Chief Executive Officer of Inspire Medical Systems. “We continue to achieve meaningful progress with reimbursement and in raising awareness of Inspire therapy, and we are confident that the Company is well-positioned going forward, as many postponed Inspire procedures have already been completed and we expect that the remaining majority will be rescheduled in the near future.”

“Importantly, the fundamentals of our business remain strong, and we continue to invest in critical activities to accelerate growth,” continued Mr. Herbert. “Specifically, Inspire continues to allocate resources to commercial initiatives, as well as maintaining our investment in R&D projects. As we look to the remainder of the year, the positive trends seen in the latter half of the second quarter, coupled with our team’s resiliency and responsiveness, provide us with confidence in our outlook for the remainder of the year. As such, we are providing new full year 2020 revenue guidance of $88 million to $92 million.”

“We now have Medicare coverage for Inspire therapy across the entire United States. In addition, we announced in the second quarter that Cigna, one of the leading health plans in the United States with approximately 16 million members in the U.S., is now providing coverage for Inspire therapy. Finally, we are excited to have recently released our Inspire Sleep app, which provides patients with a convenient way to learn about treatment options and manage their obstructive sleep apnea, and this is just the initial foundation of our digital platform for patient management,” concluded Mr. Herbert.

Inspire therapy now has Medicare coverage across the entire United States as all seven MACs have finalized and implemented their Local Coverage Determinations (LCDs). In addition, Inspire continues to add positive coverage policies for commercial payers and ended the quarter with 56 commercial coverage policies representing 182 million members under policy in the U.S.

While implant and sleep endoscopy procedures were postponed in March and April, healthcare providers continued to evaluate patients using telemedicine and Inspire continued hosting educational events by implementing virtual community health talks, which were previously conducted as live events. The Company also continued to support prior authorization submissions throughout the second quarter, with 566 submissions resulting in 541 prior authorization approvals. In the second quarter of 2019, there were 735 submissions resulting in 581 patients receiving a prior authorization approval. The postponement of sleep endoscopies prevented a number of additional prior authorization submissions, although with the significant increase in covered lives, the number of approvals was relatively flat in the second quarter of 2020 compared to the same period in 2019. As a result of these prior authorization approvals, there are a significant number of patients who have already received the Inspire therapy and many more being scheduled, as well as patients completing their sleep endoscopy screening and subsequent prior authorization submission.

Inspire continues to train new U.S. medical centers and activated 16 centers during the second quarter. Further, during the COVID-19 pandemic, the Inspire team spent significant time with centers to update training and preparing for the restart of device implants. This also resulted in a full review of centers that required deactivating for a variety of reasons, such as surgeons relocating their procedures to different locations, as well as where the medical center no longer has a team to build a productive implanting center. Therefore, with the 16 new centers and the deactivation of 15 previously existing centers, the total number of U.S. medical centers implanting Inspire therapy as of June 30, 2020 was 328.

Second Quarter 2020 Financial Results

Revenue was $12.2 million for the three months ended June 30, 2020, a 32% decrease from $18.0 million in the corresponding period in the prior year. U.S. revenue for the quarter was $11.0 million, a decrease of 30% as compared to the prior year quarter. Second quarter European revenue was $1.2 million, a decrease of 47% as compared to the second quarter of 2019.

Gross margin increased to 84.0% for the three months ended June 30, 2020, compared to 82.8% for the corresponding prior year period, with the improvement primarily due to manufacturing efficiencies.

Operating expense increased to $33.0 million for the second quarter of 2020, as compared to $23.1 million in the corresponding prior year period, an increase of 43%. This planned increase primarily funded the expansion of the U.S. and European sales organizations, as well as increased direct-to-patient marketing programs, continued product development efforts, and general corporate costs. The Company has leveraged virtual tools, such as the new Inspire Sleep app and telemedicine, to continue physician training and patient education during the pandemic.

Net loss was $23.1 million for the second quarter of 2020, as compared to $7.7 million in the corresponding prior year period. The diluted net loss per share for the second quarter of 2020 was $0.88 per share, as compared to $0.32 in the prior year period. The loss of revenue due to the COVID-19 pandemic negatively impacted the net loss in the quarter, despite the improved gross margin.

As of June 30, 2020, cash, cash equivalents and investments were $242.6 million, compared to $155.7 million at December 31, 2019. This reflects the completion of Inspire's underwritten public offering in April 2020, which raised a total of $124.7 million of net proceeds, after underwriting fees and offering expenses.

Full Year 2020 Guidance

On April 13, 2020, Inspire withdrew its previously provided full year 2020 revenue guidance due to the rapidly evolving healthcare environment and uncertainties resulting from the impact of COVID-19.

Inspire now expects full year 2020 revenue to be in the range of $88 million to $92 million, representing growth of approximately 7% to 12% over full year 2019 revenue of $82.1 million. Gross margin for the full year 2020 is anticipated to be in the range of 82% to 84%.

In addition, Inspire expects to add 20 to 24 new U.S. implanting centers and six to seven new territories per quarter for the remainder of 2020.

Webcast and Conference Call

Inspire’s management will host a conference call after market close today, Tuesday, August 4, 2020, at 5:00 p.m. Eastern Time to discuss these results and answer questions.

Tuesday, August 4th at 5:00 p.m. Eastern Time:
Domestic:   877-407-0792
International:   201-689-8263
Conference ID:   13706002
Webcast:   http://public.viavid.com/index.php?id=140429

To listen to a live webcast, please visit the Investors section of the Inspire website at www.inspiresleep.com. The webcast replay will be available on the Inspire website for two weeks following the completion of the call.

About Inspire Medical Systems

Inspire is a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the impact of COVID-19 on our business, operations, financial results and financial condition, investments in our business, our expectation that a substantial portion of postponed Inspire therapy procedures will be rescheduled, the activity of our commercial team once circumstances allow, full year 2020 financial and operational outlook and positive insurance coverage of Inspire therapy and improvements in market access. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, estimates regarding the annual total addressable market for our Inspire therapy in the U.S. and our market opportunity outside the U.S.; future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing; commercial success and market acceptance of our Inspire therapy; the impact of the ongoing and global COVID-19 pandemic; general and international economic, political, and other risks, including currency and stock market fluctuations and the uncertain economic environment; our ability to achieve and maintain adequate levels of coverage or reimbursement for our Inspire system or any future products we may seek to commercialize; competitive companies and technologies in our industry; our ability to enhance our Inspire system, expand our indications and develop and commercialize additional products; our business model and strategic plans for our products, technologies and business, including our implementation thereof; our ability to accurately forecast customer demand for our Inspire system and manage our inventory; our dependence on third-party suppliers, contract manufacturers and shipping carriers; consolidation in the healthcare industry; our ability to expand, manage and maintain our direct sales and marketing organization, and to market and sell our Inspire system in markets outside of the U.S.; risks associated with international operations; our ability to manage our growth; our ability to increase the number of active medical centers implanting Inspire therapy; our ability to hire and retain our senior management and other highly qualified personnel; risk of product liability claims; risks related to information technology and cybersecurity; risk of damage to or interruptions at our facilities; our ability to commercialize or obtain regulatory approvals for our Inspire therapy and system, or the effect of delays in commercializing or obtaining regulatory approvals; FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets; the timing or likelihood of regulatory filings and approvals; risks related to our debt and capital structure; our ability to establish and maintain intellectual property protection for our Inspire therapy and system or avoid claims of infringement; tax risks; risks that we may be deemed an investment company under the Investment Company Act of 1940; regulatory risks; risks related to our ceasing to qualify as a smaller reporting company or an emerging growth company; the volatility of the trading price of our common stock; and our expectations about market trends. Other important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 to be filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Contact:
Bob Yedid
LifeSci Advisors
646-597-6989
Bob@LifeSciAdvisors.com

INSPIRE MEDICAL SYSTEMS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$12,183	$18,032	$33,530	$34,282
Cost of goods sold	1,954	3,094	5,251	5,948
Gross profit	10,229	14,938	28,279	28,334
Operating expenses:
Research and development	6,062	2,846	11,500	5,449
Selling, general and administrative	26,981	20,268	56,033	39,838
Total operating expenses	33,043	23,114	67,533	45,287
Operating loss	(22,814)	(8,176)	(39,254)	(16,953)
Other (income) expense:
Interest income	(248)	(1,036)	(890)	(2,122)
Interest expense	526	523	1,051	1,060
Other (income) expense, net	(3)	(13)	(81)	25
Total other (income) expense	275	(526)	80	(1,037)
Loss before income taxes	(23,089)	(7,650)	(39,334)	(15,916)
Income taxes	—	—	—	—
Net loss	(23,089)	(7,650)	(39,334)	(15,916)
Other comprehensive loss:
Unrealized (loss) gain on investments	(141)	35	52	103
Total comprehensive loss	$(23,230)	$(7,615)	$(39,282)	$(15,813)
Net loss per share, basic and diluted	$(0.88)	$(0.32)	$(1.56)	$(0.67)
Weighted average common shares used to compute net loss per share, basic and diluted	26,289,272	23,753,647	25,227,574	23,598,466

INSPIRE MEDICAL SYSTEMS, INC.
BALANCE SHEETS (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$211,237	$22,860
Investments, short-term	31,322	126,605
Accounts receivable, net of allowance for credit losses of $34 and $48, respectively	10,235	13,131
Inventories	9,966	5,834
Prepaid expenses and other current assets	4,348	2,206
Total current assets	267,108	170,636
Investments, long-term	—	6,276
Property and equipment, net	3,307	3,045
Operating lease right-of-use asset	424	915
Other non-current assets	469	381
Total assets	$271,308	$181,253
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,103	$4,459
Accrued expenses	7,939	12,397
Total current liabilities	13,042	16,856
Notes payable	24,632	24,522
Other non-current liability	40	40
Total liabilities	37,714	41,418
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common Stock, $0.001 par value per share; 200,000,000 shares authorized; 26,751,091 and 24,107,350 issued and outstanding at June 30, 2020 and December 31, 2019, respectively	27	24
Additional paid-in capital	452,891	319,865
Accumulated other comprehensive income	154	102
Accumulated deficit	(219,478)	(180,156)
Total stockholders' equity	233,594	139,835
Total liabilities and stockholders' equity	$271,308	$181,253